Exhibit 99.1

SYNNEX Corporation Provides Business Update

Fremont, Calif., - May 12, 2020 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced business updates for its second quarter fiscal year 2020, ending May 31, 2020.

Second Quarter Fiscal 2020 Current Outlook

•	GAAP diluted earnings (loss) per share to be in the range of $(0.77) to $0.25
•	Non-GAAP diluted earnings (loss) per share to be in the range of $0.00 to $1.00

The expected GAAP and non-GAAP diluted earnings (loss) per share are preliminary and unaudited and are subject to change.

Business Comments

“As we navigate through this difficult and uncertain time, our critical role in the markets and supply chain we serve has never been more apparent. From the time of our last update in March, Concentrix has rapidly enabled additional work-from-home capabilities to support its client base needs and Technology Solutions has continued to support work-at-home, learn-at-home, delivery-to-home and many other customer requirements,” said Dennis Polk, SYNNEX President and CEO. “The significant increase in work-from-home and ability to support clients by the Concentrix team are the main contributors to our improved outlook for the second quarter. While it’s still difficult to fully assess the duration and severity of this health and economic crisis, our priority continues to be on the health and safety of our associates. I want to express my deepest gratitude to our dedicated associates globally, who are all working purposefully, methodically and safely to meet our commitments.”

Cash and Liquidity Update

“We have maintained disciplined capital management throughout the pandemic and have increased our liquidity position to nearly $2 billion, without raising additional capital,” said Marshall Witt, SYNNEX CFO. “We believe that our strong balance sheet will enhance our ability to successfully navigate through this challenging market backdrop.”

Next Update

The above information and comments are business updates for the second quarter fiscal year 2020 only, as it remains difficult to assess the Company performance beyond this period. No further updates or financial information are expected to be provided prior to SYNNEX reporting financial results for its second quarter.

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises.  SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at synnex.com.

About Concentrix

Concentrix, a wholly-owned subsidiary of SYNNEX Corporation (NYSE: SNX), is a technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in five primary industry verticals: technology and consumer electronics; communications and media banking; retail, travel and ecommerce; banking, financial services and insurance; and healthcare. We are Different by Design. Visit concentrix.com to learn more.

Use of Non-GAAP Financial Information

In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), non-GAAP net income, and non-GAAP diluted earnings (loss) per share, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon. The estimates of non-GAAP diluted earnings (loss) per share represented in this press release are inclusive of costs resulting from the impact of the COVID-19 pandemic during the second quarter.

SYNNEX’ acquisition activities have resulted in the recognition of intangible assets which consist primarily of customer relationships, vendor lists and technology. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s statements of operations within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products and the services performed for the Company’s clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with SYNNEX’ consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental information section at the end of this press release.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations and outlook for the fiscal second quarter as to diluted earnings per share, non-GAAP diluted earnings per share, after-tax amortization of intangibles, after-tax acquisition-related and integration expenses, repatriation tax-related adjustments, deferred tax remeasurements; the impact of the COVID-19 pandemic; liquidity; our balance sheet; our performance and contributors to it; financial updates; and the anticipated benefits of the non-GAAP financial measures. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the impact of COVID-19 or coronavirus, or other pandemics, and the impact of related governmental, individual and business responses, including the ability of our staff to travel to work, our ability to maintain adequate inventories, delivery capabilities, the impact on our customers and supply chain, and the impact on demand in general; general economic and market conditions; the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2019 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation does not intend to update information contained in this press release, except as required by law.

Copyright 2020 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. DIFFERENT BY DESIGN is a trademark or registered trademark of Concentrix Corporation. Other names and marks are the property of their respective owners.

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(Amounts may not add due to rounding)

	Forecast
	Three Months Ending May 31, 2020
	Low	High
Diluted earnings (loss) per common share
Diluted earnings (loss) per common share	$(0.77)	$0.25
Acquisition-related and integration expenses	0.10	0.10
Amortization of intangibles	0.90	0.90
Income taxes related to the above(1)	(0.24)	(0.24)
Non-GAAP diluted earnings (loss) per common share	$0.00	$1.00

(1)The tax effect of taxable and deductible non-GAAP adjustments was calculated using an estimated effective tax rate.

Investor Contact:

Mary Lai

Investor Relations

SYNNEX Corporation

marylai@synnex.com

(510) 668-8436